Exhibit 99.1

Company Contact:

Michael J. Fitzpatrick

Chief Financial Officer

OceanFirst Financial Corp.

Tel: (732)240-4500, ext. 7506

Fax: (732)349-5070

email:Mfitzpatrick@oceanfirst.com

FOR IMMEDIATE RELEASE

OceanFirst Financial Corp.

ANNOUNCES GROWTH IN DEPOSITS, LOANS,

REVENUE AND EARNINGS PER SHARE

TOMS RIVER, NEW JERSEY, July 22, 2010…OceanFirst Financial Corp. (NASDAQ:OCFC), the holding company for OceanFirst Bank, today announced that diluted earnings per share increased to $.27 for the quarter ended June 30, 2010 as compared to $.24 in the prior linked quarter and $.26 for the corresponding prior year period. Other growth highlights for the quarter ended June 30, 2010 include:

•	Deposits increased $158.9 million during the quarter of which $156.6 million was growth in core deposits, defined as all deposits excluding time deposits.

•	Loans receivable, net increased $27.3 million during the quarter of which $26.2 million was growth in commercial loans.

•

Total revenue (net interest income and total other income) increased to $23.3 million for the quarter ended June 30, 2010 as compared to $21.9 million for the prior linked quarter and $20.3 million for the corresponding prior year quarter.

The Company also announced that its Board of Directors declared the quarterly cash dividend on common stock of $.12 per share - covering the three month period ended June 30, 2010 - to be paid on August 13, 2010, to common shareholders of record on August 2, 2010.

CEO John R. Garbarino reflected on the growth: “We are gratified with the across the board growth over both the linked and prior year periods. Our Company continues to maintain its strengthened capital position with Tangible Common Equity Capital of 8.78%. We are also pleased to declare our fifty-fourth consecutive quarterly common stock cash dividend, representing a current attractive yield for our shareholders.”

Results of Operations

Net interest income for the three and six months ended June 30, 2010 increased to $19.7 million and $38.7 million, respectively, as compared to $16.2 million and $31.8 million, respectively, in the same prior year periods, reflecting a higher net interest margin and higher levels of interest-earning assets. The net interest margin increased to 3.78% and 3.77%, respectively, for the three and six months ended June 30, 2010 from 3.56% and 3.52%, respectively, in the same prior year periods. The yield on interest-earning assets decreased to 4.96%, for both the three and six months ended June 30, 2010, as compared to 5.33% and 5.37%, respectively, in the same prior year periods. The cost of interest-bearing liabilities decreased to 1.31% and 1.33%, respectively, for the three and six months ended June 30, 2010, as compared to 2.00% and 2.08%, respectively, in the same prior year periods. Average interest-earning assets increased by $266.9 million and $242.0 million, respectively, for the three and six months ended June 30, 2010 as compared to the same prior year periods. The increase was in average mortgage-backed securities which increased $266.8 million and $249.0 million, respectively, for the three and six months ended June 30, 2010.

The provision for loan losses increased to $2.2 million and $4.4 million, respectively, for the three and six months ended June 30, 2010 as compared to $1.2 million and $2.0 million, respectively, for the corresponding prior year periods. The increased provision is primarily due to higher levels of non-performing loans and net charge-offs and partially due to higher loan balances.

Other income decreased to $3.6 million and $6.6 million, respectively, for the three and six months ended June 30, 2010 as compared to $4.2 million and $7.3 million, respectively, in the same prior year periods. Loan servicing income (loss) increased to income of $159,000 for the six months ended June 30, 2010 from a loss of $221,000 in the same prior year period due to an impairment to the loan servicing asset of $263,000 recognized in the first quarter of 2009. Fees and service charges increased to $2.8 million and $5.4 million, respectively, for the three and six months ended June 30, 2010 as compared to $2.6 million and $5.1 million for the corresponding prior year periods. The increase was due to higher fees from merchant services, checking accounts and trust services partly offset by reduced fees from investment services. The net gain on sales of loans decreased to $502,000 and $1.0 million, respectively, for the three and six months ended June 30, 2010 as compared to $1.4 million and $2.0 million, respectively, for the corresponding prior year periods due to a decline in the volume of loans sold. The net loss from other real estate operations was $364,000 for the six months ended June 30, 2010 as compared to a gain of $5,000 in the same prior year period due to current period write-downs in the value of properties previously acquired.

Operating expenses increased to $13.3 million and $26.0 million, respectively, for the three and six months ended June 30, 2010, as compared to $13.2 million and $25.0 million, respectively, for the corresponding prior year periods. Compensation and employee benefits costs increased due to higher incentive compensation and stock plan expense. The increase was also due to the reduction in mortgage loan closings from prior year levels. Higher loan closings in the prior year increased deferred loan expense which is reflected as a reduction to compensation expense. Occupancy expense decreased by $486,000 and $497,000, respectively, from the prior periods due to a $556,000 charge in the second quarter of 2009 relating to all remaining lease obligations of Columbia Home Loans, LLC (“Columbia”), the Company’s mortgage banking subsidiary which was shuttered in the fourth quarter of 2007. Federal deposit insurance expense decreased by $719,000 and $587,000, respectively, from the prior periods due to a special assessment of $869,000 in the second quarter of 2009.

Dividends on preferred stock and discount accretion totaled $538,000 and $1.0 million, respectively, for the three and six months ended June 30, 2009 as compared to no amounts in the current year periods. The preferred stock was redeemed on December 30, 2009.

Financial Condition

Mortgage-backed securities available for sale increased to $360.0 million at June 30, 2010 as compared to $213.6 million at December 31, 2009. The increase is due to purchases of $162.8 million in mortgage-backed securities, all of which were issued by U.S. government sponsored enterprises. Loans receivable, net increased by $38.2 million at June 30, 2010 as compared to December 31, 2009 primarily due to increased commercial and commercial real estate lending. At June 30, 2010, the Company was holding subprime loans with a gross principal balance of $1.9 million and a carrying value, net of write-offs and lower of cost or market adjustment of $1.5 million. Deposits increased to $1,540.0 million at June 30, 2010 from $1,364.2 million at December 31, 2009. The growth was concentrated in core deposits, which increased $181.8 million. Time deposits decreased $6.1 million as the Bank continued to moderate its pricing for this product. Federal Home Loan Bank advances increased to $370.0 million at June 30, 2010 from $333.0 million at December 31, 2009. The increases in core deposits and Federal Home Loan Bank advances were primarily used to fund the increase in mortgage-backed securities. Stockholders’ equity increased to $194.8 million at June 30, 2010 as compared to $183.5 million at December 31, 2009 due to net income and a reduction in accumulated other comprehensive loss partly offset by the cash dividend on common stock.

Asset Quality

The Company’s non-performing loans totaled $29.2 million at June 30, 2010, an increase from $28.3 million at December 31, 2009. The increase was concentrated in one-to-four family and consumer loans partly offset by a decrease in non-performing commercial real estate loans. The overall increase is reflective of the weak economic environment. Non-performing loans at June 30, 2010 include $650,000 of loans repurchased due to early payment default that were written down to market value on the date of repurchase and $2.4 million of loans previously held for sale that were also written down to market value. For the six months ended June 30, 2010, the Company realized net loan charge-offs of $2.0 million. Of this amount, $1.1 million are net charge-offs relating to loans originated by Columbia.

The reserve for repurchased loans, which is included in other liabilities in the Company’s consolidated statements of financial condition, was $809,000 at June 30, 2010, as compared to $819,000 at December 31, 2009. There was no provision for repurchased loans and one charge-off of $10,000 during the six months ended June 30, 2010. At June 30, 2010, there is one outstanding loan repurchase request on a loan with a principal balance of $250,000 which the Company is evaluating. There are also seven claims from one loan investor relating to loans with principal balances totaling $2.8 million that the Company believes are covered by a settlement agreement and release between Columbia and the loan investor executed in August 2007. The Company intends to vigorously contest these claims and believes there are valid defenses, including the settlement and release agreement.

Conference Call

As previously announced, the Company will host an earnings conference call on Friday, July 23, 2010 at 11:00 a.m. Eastern time. The direct dial number for the call is (877) 317-6789. For those unable to participate in the conference call, a replay will be available. To access the replay, dial (877)344-7529, Replay Conference Number 442062, from one hour after the end of the call until August 2, 2010. The conference call, as well as the replay, are also available (listen-only) by internet webcast at www.oceanfirst.com in the Investor Relations section.

OceanFirst Financial Corp.’s subsidiary, OceanFirst Bank, founded in 1902, is a federally-chartered stock savings bank with $2.2 billion in assets and twenty-three branches located in Ocean, Monmouth and Middlesex Counties, New Jersey. The Bank is the largest and oldest community-based financial institution headquartered in Ocean County, New Jersey.

OceanFirst Financial Corp.’s press releases are available by visiting us at www.oceanfirst.com.

Forward-Looking Statements

This news release contains certain forward-looking statements which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and the subsidiaries include, but are not limited to, changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company’s market area and accounting principles and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake – and specifically disclaims any obligation – to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

OceanFirst Financial Corp.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands, except per share amounts)

	June 30, 2010	December 31, 2009	June 30, 2009
	(Unaudited)		(Unaudited)
ASSETS

Cash and due from banks	$30,952	$23,016	$22,423
Investment securities available for sale	38,958	37,267	31,890
Federal Home Loan Bank of New York stock, at cost	21,404	19,434	16,188
Mortgage-backed securities available for sale	359,974	213,622	89,436
Loans receivable, net	1,667,472	1,629,284	1,643,704
Mortgage loans held for sale	2,945	5,658	13,475
Interest and dividends receivable	6,949	6,059	6,411
Real estate owned, net	2,607	2,613	1,348
Premises and equipment, net	21,721	22,088	21,216
Servicing asset	5,795	6,515	6,817
Bank Owned Life Insurance	40,374	39,970	39,566
Other assets	20,531	24,502	17,111

Total assets	$2,219,682	$2,030,028	$1,909,585

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits	$1,539,972	$1,364,199	$1,364,570
Securities sold under agreements to repurchase with retail customers	72,433	64,573	77,246
Federal Home Loan Bank advances	370,000	333,000	258,000
Other borrowings	27,500	27,500	27,500
Due to brokers	—	40,684	—
Advances by borrowers for taxes and insurance	8,267	7,453	8,716
Other liabilities	6,682	9,083	11,644

Total liabilities	2,024,854	1,846,492	1,747,676

Stockholders’ equity:
Preferred stock, $.01 par value, $1,000 liquidation preference, 5,000,000 shares authorized, no shares issued at June 30, 2010 and December 31, 2009, 38,263 shares issued at June 30, 2009	—	—	37,285
Common stock, $.01 par value, 55,000,000 shares authorized, 33,566,772, 33,566,772 and 27,177,372 shares issued and 18,822,556, 18,821,956 and 12,371,768 shares outstanding at June 30, 2010, December 31, 2009 and June 30, 2009, respectively	336	336	272
Additional paid-in capital	260,138	260,130	205,949
Retained earnings	168,038	163,063	162,088
Accumulated other comprehensive loss	(4,597)	(10,753)	(13,356)
Less: Unallocated common stock held by Employee Stock Ownership Plan	(4,630)	(4,776)	(4,923)
Treasury stock, 14,744,216, 14,744,816 and 14,805,604 shares at June 30, 2010, December 31, 2009 and June 30, 2009, respectively	(224,457)	(224,464)	(225,406)
Common stock acquired by Deferred Compensation Plan	947	986	970
Deferred Compensation Plan Liability	(947)	(986)	(970)

Total stockholders’ equity	194,828	183,536	161,909

Total liabilities and stockholders’ equity	$2,219,682	$2,030,028	$1,909,585

OceanFirst Financial Corp.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	For the three months Ended June 30,		For the six months Ended June 30,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)

Interest income:
Loans	$22,226	$22,791	$44,209	$45,963
Mortgage-backed securities	3,185	873	5,947	1,641
Investment securities and other	396	552	726	1,002

Total interest income	25,807	24,216	50,882	48,606

Interest expense:
Deposits	3,480	4,777	6,911	9,873
Borrowed funds	2,630	3,285	5,305	6,918

Total interest expense	6,110	8,062	12,216	16,791

Net interest income	19,697	16,154	38,666	31,815

Provision for loan losses	2,200	1,200	4,400	2,000

Net interest income after provision for loan losses	17,497	14,954	34,266	29,815

Other income:
Loan servicing income (loss)	113	9	159	(221)
Fees and service charges	2,801	2,585	5,358	5,103
Net gain on sales of loans and securities available for sale	502	1,352	1,005	2,025
Net (loss) gain from other real estate operations	(28)	6	(364)	5
Income from Bank Owned Life Insurance	208	201	404	431
Other	2	2	4	6

Total other income	3,598	4,155	6,566	7,349

Operating expenses:
Compensation	7,051	5,738	13,581	11,565
Occupancy	1,328	1,814	2,792	3,289
Equipment	537	501	1,012	950
Marketing	523	380	827	704
Federal deposit insurance	686	1,405	1,320	1,907
Data processing	833	858	1,662	1,693
Legal	267	520	563	1,097
Check card processing	309	254	626	505
Accounting and audit	179	171	322	331
General and administrative	1,547	1,599	3,256	2,982

Total operating expenses	13,260	13,240	25,961	25,023

Income before provision for income taxes	7,835	5,869	14,871	12,141
Provision for income taxes	2,884	2,270	5,515	4,589

Net income	4,951	3,599	9,356	7,552
Dividends on preferred stock and warrant accretion	—	538	—	996

Net income available to common stockholders	$4,951	$3,061	$9,356	$6,556

Basic earnings per share	$0.27	$0.26	$0.52	$0.56

Diluted earnings per share	$0.27	$0.26	$0.51	$0.56

Average basic shares outstanding	18,135	11,710	18,133	11,703

Average diluted shares outstanding	18,183	11,757	18,182	11,750

See accompanying Notes to Unaudited Consolidated Financial Statements.

OceanFirst Financial Corp.

SELECTED CONSOLIDATED FINANCIAL DATA

(in thousands, except per share amounts)

	At June 30, 2010	At December 31, 2009	At June 30, 2009

STOCKHOLDERS’ EQUITY
Stockholders’ equity to total assets	8.78%	9.04%	8.48%
Common shares outstanding (in thousands)	18,823	18,822	12,372
Stockholders’ equity per common share	$10.35	$9.75	$10.09
Tangible stockholders’ equity per common share	10.35	9.75	10.09

ASSET QUALITY
Non-performing loans:
Real estate – one-to-four family	$21,246	$19,142	$12,290
Commercial real estate	2,831	5,152	5,361
Construction	368	368	67
Consumer	3,789	3,031	2,517
Commercial	979	627	702

Total non-performing loans	29,213	28,320	20,937
REO, net	2,607	2,613	1,348

Total non-performing assets	$31,820	$30,933	$22,285

Delinquent loans 30 to 89 days	$18,424	$15,528	$19,616

Allowance for loan losses	$17,146	$14,723	$12,758

Allowance for loan losses as a percent of total loans receivable	1.02%	0.89%	0.77%
Allowance for loan losses as a percent of non-performing loans	58.69	51.99	60.94
Non-performing loans as a percent of total loans receivable	1.73	1.72	1.26
Non-performing assets as a percent of total Assets	1.43	1.52	1.17

	For the three months ended June 30,		For the six months ended June 30,
	2010	2009	2010	2009

PERFORMANCE RATIOS (ANNUALIZED)
Return on average assets	0.90%	0.76%	0.87%	0.80%
Return on average stockholders’ equity	10.54	9.15	10.08	9.79
Interest rate spread	3.65	3.33	3.63	3.29
Interest rate margin	3.78	3.56	3.77	3.52
Operating expenses to average assets	2.42	2.78	2.40	2.64
Efficiency ratio	56.92	65.19	57.40	63.89

OceanFirst Financial Corp.

SELECTED LOAN AND DEPOSIT DATA

(in thousands)

LOANS RECEIVABLE

	At June 30, 2010	December 31, 2009
Real estate:
One-to-four family	$957,208	$954,736
Commercial real estate, multi-family and land	425,877	396,883
Construction	10,527	9,241
Consumer	214,178	217,290
Commercial	77,876	70,214

Total loans	1,685,666	1,648,364

Loans in process	(2,996)	(3,466)
Deferred origination costs, net	4,893	4,767
Allowance for loan losses	(17,146)	(14,723)

Total loans, net	1,670,417	1,634,942

Less: mortgage loans held for sale	2,945	5,658

Loans receivable, net	$1,667,472	$1,629,284

Mortgage loans serviced for others	$925,265	$952,871
Loan pipeline	116,288	90,320

	For the three months ended June 30,		For the six months ended June 30,
	2010	2009	2010	2009

Loan originations	$110,694	$198,437	$218,362	$325,686
Loans sold	20,870	82,670	50,153	131,108
Net charge-offs	686	461	1,977	907

DEPOSITS

	At June 30, 2010	At December 31, 2009
Type of Account

Non-interest bearing	$136,517	$107,721
Interest-bearing checking	748,776	615,347
Money market deposit	105,354	96,886
Savings	243,228	232,081
Time deposits	306,097	312,164

	$1,539,972	$1,364,199

OceanFirst Financial Corp.

ANALYSIS OF NET INTEREST INCOME

	FOR THE THREE MONTHS ENDED JUNE 30,
	2010			2009
	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST
	(Dollars in thousands)
Assets
Interest-earning assets:
Investment securities (1)	$55,975	$141	1.01%	$55,822	$288	2.06%
FHLB stock	24,189	255	4.22	17,117	264	6.17
Mortgage-backed securities (1)	360,030	3,185	3.54	93,215	873	3.75
Loans receivable, net (2)	1,643,066	22,226	5.41	1,650,217	22,791	5.52

Total interest-earning assets	2,083,260	25,807	4.96	1,816,371	24,216	5.33

Non-interest-earning assets	110,944			85,951

Total assets	$2,194,204			$1,902,322

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Transaction deposits	$1,031,378	2,063.80		$885,946	2,504	1.13
Time deposits	305,179	1,417	1.86	353,608	2,273	2.57

Total	1,336,557	3,480	1.04	1,239,554	4,777	1.54
Borrowed funds	530,071	2,630	1.98	375,891	3,285	3.50

Total interest-bearing liabilities	1,866,628	6,110	1.31	1,615,445	8,062	2.00

Non-interest-bearing deposits	126,745			111,895
Non-interest-bearing liabilities	12,900			17,668

Total liabilities	2,006,273			1,745,008
Stockholders’ equity	187,931			157,314

Total liabilities and stockholders’ equity	$2,194,204			$1,902,322

Net interest income		$19,697			$16,154

Net interest rate spread (3)			3.65%			3.33%

Net interest margin (4)			3.78%			3.56%

	FOR THE SIX MONTHS ENDED JUNE 30,
	2010			2009
	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST
	(Dollars in thousands)
Assets
Interest-earning assets:
Investment securities (1)	$55,973	$268.96%		$55,978	$589	2.10%
FHLB stock	24,236	458	3.78	18,104	413	4.56
Mortgage-backed securities (1)	333,924	5,947	3.56	84,899	1,641	3.87
Loans receivable, net (2)	1,638,013	44,209	5.40	1,651,158	45,963	5.57

Total interest-earning assets	2,052,146	50,882	4.96	1,810,139	48,606	5.37

Non-interest-earning assets	109,330			85,903

Total assets	$2,161,476			$1,896,042

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Transaction deposits	$998,499	4,046.81		$865,581	5,157	1.19
Time deposits	305,702	2,865	1.87	356,854	4,716	2.64

Total	1,304,201	6,911	1.06	1,222,435	9,873	1.62
Borrowed funds	533,795	5,305	1.99	393,447	6,918	3.52

Total interest-bearing liabilities	1,837,996	12,216	1.33	1,615,882	16,791	2.08

Non-interest-bearing deposits	120,131			108,629
Non-interest-bearing liabilities	17,694			17,308

Total liabilities	1,975,821			1,741,819
Stockholders’ equity	185,655			154,223

Total liabilities and stockholders’ equity	$2,161,476			$1,896,042

Net interest income		$38,666			$31,815

Net interest rate spread (3)			3.63%			3.29%

Net interest margin (4)			3.77%			3.52%

(1)	Amounts are recorded at average amortized cost.
(2)	Amount is net of deferred loan fees, undisbursed loan funds, discounts and premiums and estimated loss allowances and includes loans held for sale and non-performing loans.
(3)	Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by average interest-earning assets.

975 Hooper Avenue • Toms River, NJ 08753 • 732.240.4500 tel • wwwoceanfirst.com